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                                                                     EXHIBIT 8.1


                 [LETTERHEAD OF LATHAM & WATKINS APPEARS HERE]

                                December 1, 1998



HMH Properties, Inc.
10400 Fernwood Road
Bethesda, Maryland 20817

          Re:  Federal Income Tax Consequences
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Ladies and Gentlemen:

          We have acted as tax counsel to HMH Properties, Inc., a Delaware corporation (the "Company"), in connection with its issuance of Series C Senior Notes (as defined in the Registration Statement) of the Company pursuant to a registration statement on Form S-3 of Host Marriott Corporation, the Company and certain other subsidiaries of Host Marriott Corporation (File No. 333-50729), as amended through the date hereof, (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a prospectus (the "Base Prospectus"), filed as part of the Registration Statement, and a form of prospectus supplement, filed as part of the Registration Statement (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus").

  You have requested our opinion concerning the statements in the Prospectus Supplement under the caption "Certain United Stated Federal Tax Considerations For Non-United States Holders." The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts and subject to the limitations set forth under the caption "Certain United States Federal Tax Considerations For Non-United States Holders," it is our opinion that the statements in the Prospectus Supplement set forth under the caption "Certain United States Federal Tax Considerations For Non-United States Holders," to the extent such statements


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[LETTERHEAD OF LATHAM & WATKINS APPEARS HERE]

HMH Properties, Inc.
December 1, 1998
Page 2


constitute matters of law summaries of legal matters or legal conclusions, are the material federal income tax consequences of the ownership and disposition of Series C Senior Notes. No opinion is expressed as to any matter not discussed therein.

  This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

  This opinion is rendered to you for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the headings "Certain United States Federal Tax Considerations" and "Legal Matters."

                                 Very truly yours,